UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 2, 2009

MEADOW VALLEY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-25428	88-0328443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4602 East Thomas Road, Phoenix, Arizona 85018
(Address of Principal Executive Offices) (Zip Code)

(602) 437-5400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))\

Introductory Note

On February 2, 2009, Meadow Valley Corporation (the “Company”) completed its merger (the “Merger”) with Phoenix Merger Sub, Inc. (“Merger Sub”) pursuant to which Merger Sub merged with and into the Company with the Company continuing as the surviving corporation.  The Merger was completed pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 28, 2008, among Phoenix Parent Corp. (n/k/a Meadow Valley Parent Corp.) (“Parent”), Merger Sub and the Company.  Pursuant to the Merger, the Company has become a wholly-owned subsidiary of Meadow Valley Holdings LLC (“Holdings”), a Texas limited liability company organized by affiliates of Insight Equity Holdings LLC (“Insight Equity”), Bradley E. Larson, Meadow Valley’s Chief Executive Officer, Kenneth D. Nelson, Meadow Valley’s Chief Administrative Officer, Robert W. Bottcher, Arizona Area President of Meadow Valley Contractors, Inc. (together with Bradley E. Larson and Kenneth D. Nelson, the “Rollover Participants”), and an affiliate of LBC Credit Partners, Inc. (collectively, the “Investors”).

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the Merger, on February 2, 2009, the Company and certain of its affiliates entered into that certain (i) Revolving Credit Loan and Security Agreement with Capital One Leverage Finance Corp., as agent and a lender (the “Revolving Loan Facility”); (ii) Term Loan and Security Agreement with LBC Credit Partners II, L.P. (“LBC”), as agent and a lender (the “First Term Loan Facility”); and (iii) Term Loan and Security Agreement with LBC, as agent and a lender (the “Second Term Loan Facility”).

Revolving Loan Facility

The Revolving Loan Facility executed by the Company and certain of its affiliates provides for an up to five-year revolving loan in an aggregate principal amount not to exceed $25,000,000.

Interest Rate and Fees. Loans under the Revolving Loan Facility bear interest at either (i) a rate equal to LIBOR plus the LIBOR margin, which rate will not be less than 3.00% per annum, or (ii) a rate equal to the base rate plus the base rate margin.

Guarantors.  All obligations under the Revolving Loan Facility are guaranteed by the Company and certain of its subsidiaries.

Security.  All obligations under the Revolving Loan Facility are secured, subject to permitted liens and other agreed upon exceptions, by a lien on substantially all present and future assets of the borrowers and guarantors.

Other Terms.  The Revolving Loan Facility contains customary representations and warranties and customary affirmative and negative covenants (in each case, with customary and negotiated exceptions, carve-outs, baskets and materiality qualifiers), including, among other things, restrictions on indebtedness, liens, investments, sales of assets, mergers and consolidations and dividends, distributions and other payments in respect of capital stock, and a maximum total leverage ratio.  The Revolving Loan Facility also includes customary terms and conditions, including prepayment penalties and events of default (subject to cure periods and carve-outs), including upon a change of control.

First Term Loan Facility

The First Term Loan Facility executed by the Company and certain of its affiliates provides for an up to five-year term loan in an aggregate principal amount of $10,000,000.

Interest Rate and Fees.  Loans under the First Term Loan Facility bear interest at either (i) a rate equal to LIBOR plus the LIBOR margin, which rate will not be less than 12.50% per annum, or (ii) a rate equal to the base rate plus the base rate margin, which rate will not be less than 12.75% per annum.

Guarantors. All obligations under the First Term Loan Facility are guaranteed by the Company and certain of its affiliates.

Security. All obligations under the First Term Loan Facility are secured, subject to permitted liens and other agreed upon exceptions, by a lien on substantially all present and future assets of the borrowers and guarantors.

Other Terms.  The First Term Loan Facility contains customary representations and warranties and customary affirmative and negative covenants (in each case, with customary and negotiated exceptions, carve-outs, baskets and materiality qualifiers), including, among other things, restrictions on indebtedness, liens, investments, sales of assets, mergers and consolidations and dividends, distributions and other payments in respect of capital stock, and a maximum total leverage ratio.  The First Term Loan Facility also includes customary terms and conditions, including prepayment penalties and events of default (subject to cure periods and carve-outs), including upon a change of control.

Second Term Loan Facility

The Second Term Loan Facility executed by the Company and certain of its affiliates provides for an up to five-year term loan in an aggregate principal amount of $19,000,000.

Interest Rate and Fees. Loans under the Second Term Loan Facility bear cash interest and paid in kind interest at negotiated rates.

Guarantors. All obligations under the Second Term Loan Facility are guaranteed by the Company and certain of its affiliates, of which certain guaranties are secured.

Security.  All obligations under the Second Term Loan Facility are secured, subject to permitted liens and other agreed upon exceptions, by a lien on substantially all present and future assets of Parent.

Other Terms.  The Second Term Loan Facility contains customary representations and warranties and customary affirmative and negative covenants (in each case, with customary and negotiated exceptions, carve-outs, baskets and materiality qualifiers), including, among other things, restrictions on indebtedness, liens, investments, sales of assets, mergers and consolidations and dividends, distributions and other payments in respect of capital stock, and a maximum total leverage ratio. The Second Term Loan Facility also includes customary terms and conditions, including prepayment penalties and events of default (subject to cure periods and carve-outs), including upon a change of control.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the new credit facilities set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market, LLC (the “NASDAQ”) on February 2, 2009 that, at the effective time of the Merger, each share of common stock of the Company (other than all or a portion of the shares held by the Rollover Participants) was cancelled and converted into the right to receive $11.25 in cash, without interest, and requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on NASDAQ.

Item 3.03.  Material Modification to Rights of Securityholders.

In connection with the Merger, each share of common stock of the Company (other than all or a portion of the shares held by the Rollover Participants) was cancelled and converted into the right to receive $11.25 in cash, without interest.

In accordance with the Merger Agreement, the Rights Agreement dated as of February 13, 2007, as amended on July 28, 2008, by and between the Company and Corporate Stock Transfer, Inc., as rights agent, terminated immediately prior to the effective time of the Merger.

Item 5.01.  Change in Control of Registrant.

On February 2, 2009, pursuant to the terms of the Merger Agreement, the Investors consummated the acquisition of the Company through the merger of Merger Sub with and into the Company.  The Company was the surviving corporation in the Merger, and became a wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of Holdings.  Through their respective ownership interests in Holdings, the Investors own 100% of the capital stock of the Company.  The aggregate purchase price paid for all of the outstanding common stock of the Company (other than all or a portion of the shares held by the Rollover Participants) was approximately $56.5 million, which purchase price was funded by equity financing from the Investors and borrowings under the new credit facilities of the Company described in Item 1.01 above.  The information regarding the new credit facilities set forth in Item 1.01 is incorporated by reference into this Item 5.01.

The shares of the Company’s common stock acquired by Parent in the Merger (the “Pledged Shares”) were pledged as collateral security for a portion of the debt financing pursuant to a Pledge Agreement (the “Pledge Agreement”), dated February 2, 2009, made by Parent in favor of LBC, as agent for the lenders under the Second Term Loan Facility.  In the event Parent defaults under its obligations pursuant to the Pledge Agreement, the lenders would acquire rights with respect to the Pledged Shares, including the right to sell the Pledged Shares to a third party.  Any such sale could result in a change of control of the Company.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each of Messrs. Charles E. Cowan, Charles R. Norton, Don A. Patterson, Bradley E. Larson and Kenneth D. Nelson resigned as directors of the Company.  Immediately following such resignations, four new directors, were appointed to the Company’s board of directors.  The new directors are Messrs. Ted W. Beneski (Chairman), Victor L. Vescovo, Conner Searcy and Chris Zugaro.

The executive officers of the Company and their respective titles prior to the Merger were as follows: Bradley E. Larson, President and Chief Executive Officer, Kenneth D. Nelson, Vice President and Chief Administrative Officer, David D. Doty, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer, Robert W. Bottcher, Arizona Area President of Meadow Valley Contractors, Inc., a wholly-owned subsidiary of the Company, and Robert Terril, Nevada Area President of Meadow Valley Contractors, Inc., a wholly-owned subsidiary of the Company.  The executive officers of the Company and their respective titles following the Merger are as follows:  Ted W. Beneski, President, Victor L. Vescovo, Managing Director, Secretary and Vice President, Conner Searcy, Executive Director and Treasurer, Chris Zugaro, Vice President, Bradley E. Larson, Chief Executive Officer, Kenneth D. Nelson, Chief Administrative Officer, and David D. Doty, Chief Financial Officer.

Ted W. Beneski, who was appointed as President of the Company, is 52 years old and serves as Chief Executive Officer and Managing Partner of Insight Equity, a private equity fund that acquired a controlling interest in the Company in connection with the Merger, and its related investment funds and management company.  Mr. Beneski co-founded Insight Equity in June of 2002.

Item 5.03.  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s articles of incorporation and bylaws were amended and restated as of the effective time of the Merger.  Copies of the restated articles of incorporation and amended and restated bylaws of the Company are attached as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 6, 2009

MEADOW VALLEY CORPORATION

By:	/s/ David D. Doty
Name:	David D. Doty
Title:	Chief Financial Officer